EX.99.G.1.B
                                                                    I 110273 v.2
                                   APPENDIX B

                               CUSTODY AGREEMENT


         The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated October 30, 1995, as amended, between UMB Bank, n.a. and the Funds and agree to be bound by all terms and conditions in said agreement and any amendments thereto.

         UMB Scout Funds, on behalf of its series:
                 UMB Scout Stock Fund
                 UMB Scout Growth Fund
                 UMB Scout Small Cap Fund
                 UMB Scout WorldWide Fund
                 UMB Scout Bond Fund
                 UMB Scout Kansas Tax-Exempt Bond Fund
                 UMB Scout Money Market Fund - Federal Portfolio
                 UMB Scout Money Market Fund - Prime Portfolio
                 UMB Scout Tax-Free Money Market Fund





Attest:                                   UMB SCOUT FUNDS
        -------------------------------


                                          /S/ C. Warren Green
                                          --------------------------------------
                                          By:  C. Warren Green
                                          Title: Treasurer
                                          Date:  April 1, 2005

Attest:                                   UMB BANK, N.A.
        -------------------------------


                                          /S/ Bonnie L. Johnson
                                          --------------------------------------
                                          By: Bonnie L. Johnson
                                          Title: Vice President
                                          Date:  April 1, 2005